EXHIBIT 21
                                  SUBSIDIARIES
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                                                                                      State or Other
                                                            Percentage                  Jurisdiction
Subsidiaries (1)                                               Owned                of Incorporation
----------------                                            ----------              ------------------
Ameriana Bank and Trust, SB (2)                                100%                      United States

Ameriana Insurance Agency, Inc. (3)                            100%                      Indiana

Ameriana Financial Services, Inc. (3)                          100%                      Indiana

Ameriana Investment Management, Inc (3)                        100%                      Delaware

Family Financial Life Insurance Company (4)                     14%                      Louisiana

Indiana Title Insurance Company, LLC (5)                        21%                      Indiana

Midwest Corporate Tax Credit Fund                                6%                      Indiana
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(1)      Operations of the Company's wholly-owned direct subsidiaries, Ameriana
         Bank and Trust, SB and Ameriana Bank and Trust, SB's wholly-owned subsidiaries, Ameriana Insurance Agency, Inc, Ameriana Financial
         Services, Inc. and Deer Park Service Corporation, are included in the
         Company's consolidated financial statements included in the Annual
         Report on Form 10-K.
(2)      First-tier subsidiary of the Company.
(3)      Second-tier subsidiary of the Company 100% owned by Ameriana Bank and
         Trust, SB, a first-tier subsidiary of the Company.
(4)      Third-tier subsidiary of the Company 1/7th owned through stock investment and less than 1/7th owned through partnership
         interests of Ameriana Financial Services, Inc., a second-tier subsidiary of the Company 100% owned by Ameriana Bank and
         Trust, SB, a first-tier subsidiary of the Company.
(5)      Third-tier subsidiary of the Company owned through investment of
         Ameriana Financial Services, Inc. a second-tier subsidiary of the
         Company 100% owned by Ameriana Bank and Trust, SB, a first-tier subsidiary of the Company.